CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Paragon Trade Brands, Inc.'s previously filed Registration Statements on Form S-8, File Nos. 33-73726, 33-61802, 33-95344 and 33-34626.



Arthur Andersen LLP


Atlanta, Georgia
April 9, 1999